UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2011, Power Efficiency Corporation (the “Company”) consummated a closing (the "Closing") of a private placement offering (the "Offering") of units, each unit consisting of a Secured Convertible Promissory Note (the “Notes”) and warrants to purchase shares of the Company’s common stock (the “Warrants”), receiving aggregate gross proceeds of $1,000,000.  Many of the purchasers of units were either directors, affiliates or pre-existing stockholders of the Company.

In the event the Company consummates any subsequent financing while the Notes are outstanding, all amounts due and owing under such Notes (including all accrued but unpaid interest) may be converted into equity or debt on the same terms as such subsequent financing at the sole discretion of the Note holder.  The Notes are not otherwise convertible.  The Warrants are exercisable for a period of five years and are initially exercisable into an aggregate of 2,777,780 shares of Company common stock at an exercise price of $.09 per share.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Offering.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder.

Item 9.01. Exhibits

4.1	Form of Secured Convertible Promissory Note

4.2	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ Steve Strasser
Steve Strasser, CEO

Date: October 7, 2011